Exhibit 1.10

For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Consumer and Business Services — Ministère des Services aux consommateurs et aux entreprises

Ontario

CERTIFICATE — **CERTIFICAT**

This is to certify that these articles are effective on — Ceci certifie que les présents statuts entrent en vigueur le

JUNE 25 JUIN, 2004

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Ontario Corporation Number
Numéro de la société en Ontario

1201522

1

Form 5
Business Corporations Act

Formule 5
Loi sur les compagnies

RESTATED ARTICLES OF INCORPORATION
STATUTS MIS À JOUR

1. The name of the corporation is: — *Dénomination sociale de la compagnie :*

CELESTICA INC.

2. Date of Incorporation/amalgamation: — *Date de la constitution ou de la fusion :*

27 SEPTEMBER 1996

(Day, Month, Year) (jour, mois, année)

3. The address of the registered office is: — *Adresse du siège social :*

1150 EGLINTON AVENUE EAST

(Street & Number or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau)

TORONTO, ONTARIO — M3C 1H7

(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)

(Postal Code)
(Code postal)

4. Number (or minimum and maximum under) of directors is: — *Nombre (ou nombres minimal et maximal) d'administrateurs :*

A minimum of 3 directors and a maximum of 20 directors.

5. The director(s) is/are: — *Administrateur(s) :*

First name, initials and surname *Prénom, initiales et nom de famille*	Address for service, giving Street & No. or R.R. No., Municipality and Postal Code. *Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal*	Resident Canadian State Yes or No *Résident canadien Oui/Non*
Robert L. Crandall	The Claridge 3510 Turtle Creek, #4D Dallas, TX U.S.A. 75219	No
William Etherington	912-38 Avenue Road Toronto, ON M5R 2G2	Yes

Annex / *Annexe*

5. The director(s) is/are: *Administrateur(s)*:

First name, initials and surname *Prénom, initiales et nom de famille*	Address for service, giving Street & No. or R.R. No., Municipality and Postal Code. *Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal*	Resident Canadian State Yes or No *Résident canadien Oui/Non*
Richard S. Love	28100 Story Hill Lane Los Altos Hills, CA U.S.A. 94022	No
Anthony R. Melman	11 Dewbourne Avenue Toronto, ON M5P 1Z3	Yes
Gerald W. Schwartz	37 Cluny Drive Toronto, ON M4W 2P9	Yes
Charles W. Szuluk	41 Lost Beach Lane Vero Beach, FL U.S.A. 32963	No
Don Tapscott	65 Highland Avenue Toronto, ON M4W 2A2	Yes

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. 2 Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie. None 7. The classes and any maximum number of shares that the corporation is authorized to issue: Catégories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisée á émettre: (i) an unlimited number of shares of a class designated as subordinate voting shares (“Subordinate Voting Shares”); (ii) an unlimited number of shares of a class designated as multiple voting shares (“Multiple Voting Shares”); and (iii) an unlimited number of Preferred Shares, issuable in series.

3 8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, priviléges, restrictions et conditions, s’il y a lieu, rattachés á chaque catégorie d’actions et pouvoirs des administrateurs relatifs á chaque catègorie d’actions qui peut être émise en sèrie: 8.1 Rights Attaching to Subordinate Voting Shares and Multiple Voting Shares The Multiple Voting Shares and the Subordinate Voting Shares of the Corporation shall carry and have attached thereto the following rights, privileges, restrictions and conditions: (a) Dividends. Subject to the prior rights of the holders of Preferred Shares, the holders of Subordinate Voting Shares and Multiple Voting Shares shall be entitled to receive dividends, and the Corporation shall pay dividends on the Subordinate Voting Shares and the Multiple Voting Shares, as and when declared by the board of directors of the Corporation (the “Board”), in such amount and in such form as the Board may from time to time determine. Except as hereinafter provided with respect to dividends consisting of Subordinate Voting Shares and Multiple Voting Shares, all dividends that the Board may declare from time to time on the Subordinate Voting Shares and the Multiple Voting Shares shall be declared and paid in an equal amount per share on all Subordinate Voting Shares and Multiple Voting Shares then outstanding. Dividends consisting of Subordinate Voting Shares and Multiple Voting Shares shall be declared by the Board and shall be paid by the Corporation only as follows: (i) dividends consisting of Subordinate Voting Shares shall only be declared and paid to holders of Subordinate Voting Shares and dividends consisting of Multiple Voting Shares shall only be declared and paid to holders of Multiple Voting Shares; and (ii) the number of Multiple Voting Shares declared and paid as a dividend with respect to each outstanding Multiple Voting Share shall be equal to the number of Subordinate Voting Shares declared and paid as a dividend with respect to each outstanding Subordinate Voting Share. (b) Voting Rights. The holders of Subordinate Voting Shares and Multiple Voting Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote together at all such meetings, except meetings at which only the holders of one class or series of shares are entitled to vote separately as a class or series, as the case may be. At any meeting at which the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares are entitled to vote together, the Subordinate Voting Shares shall carry one vote per share and the Multiple Voting Shares shall carry 25 votes per share. The holders of Multiple Voting Shares shall be entitled to one vote per share held at any meeting of holders of Multiple Voting Shares at which they are entitled to vote separately as a class. The holders of Subordinate Voting Shares shall be entitled to one vote per share at any meeting of holders of Subordinate Voting Shares at which they are entitled to vote separately as a class. (c) Conversion of Multiple Voting Shares (i) Each Multiple Voting Share shall be convertible at any time at the option of the holder thereof into one Subordinate Voting Share. (ii) Multiple Voting Shares will be converted automatically into Subordinate Voting Shares upon any transfer thereof, except (A) a transfer to Onex Corporation (“Onex”) or any affiliate of Onex or (B) a transfer of 100% of the outstanding Multiple Voting Shares to a purchaser who has offered to purchase all of the outstanding Subordinate Voting Shares for a per share consideration identical to, and otherwise on the same terms as, that offered for the Multiple Voting Shares, provided that the Multiple Voting Shares held by such purchaser thereafter shall be subject to the provisions of this subparagraph (c) as if all references to Onex in this subparagraph (c) were references to such purchaser. (iii) If any holder of Multiple Voting Shares ceases to be an affiliate of Onex, the Multiple Voting Shares held by such holder shall convert automatically into Subordinate Voting Shares on a one-for-one basis. (iv) If Onex and its affiliates, collectively, cease to have the right, in all cases, to exercise the votes attached to, or to direct the voting of, any of the Multiple Voting Shares held by Onex and its affiliates, such Multiple Voting Shares shall convert automatically into Subordinate Voting Shares on a one-for-one basis. (v) If at any time the number of outstanding Multiple Voting Shares shall represent less than 5% of the aggregate number of the outstanding Multiple Voting Shares and Subordinate Voting Shares, all of the outstanding Multiple Voting Shares shall automatically be converted at such time into Subordinate Voting Shares on one-for-one basis. (vi) For the purposes of this subparagraph (c), (A) “Onex” includes any successor corporation resulting from an amalgamation, merger, arrangement, sale of all or substantially all of the assets, or other business combination or reorganization involving Onex, provided that such, successor corporation beneficially owns directly or indirectly all Multiple Voting Shares beneficially owned directly or indirectly by Onex immediately prior to such transaction, and is controlled by the same person or persons as controlled Onex prior to the consummation of such transaction; (B) a corporation shall be deemed to be a subsidiary of another corporation if, but only if, (1) it is controlled by that other, or that other and one or more corporations each of which is controlled by that other, or two or more corporations each of which is controlled by that other, or (2) it is a subsidiary of a corporation that is that other’s

3A 8. Continued subsidiary; (C) “affiliate” means a subsidiary of Onex or a corporation controlled by the same person or company that controls Onex; (D) “control” means beneficial ownership of, or control or direction over, securities carrying more than 50% of the votes that may be cast to elect directors if those votes, if cast, could elect more than 50% of the directors; and (E) a person is deemed to beneficially own any security which is beneficially owned by a corporation controlled by such person. (d) Modification, Sub-division and Consolidation. Any modification to the provisions attaching to either the Subordinate Voting Shares or the Multiple Voting Shares shall require the separate affirmative vote of two-thirds of the votes cast by the holders of Subordinate Voting Shares and Multiple Voting Shares, respectively, voting as a separate class. The Corporation may not subdivide or consolidate the Subordinate Voting Shares or the Multiple Voting Shares without at the same time proportionately subdividing or consolidating the shares of the other class. (e) Rights on Dissolution. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of Preferred Shares, the holders of the Subordinate Voting Shares and Multiple Voting Shares then outstanding shall be entitled to receive the remaining property and assets of the Corporation rateably according to the number of shares of both class of shares held by each holder. 8.2 Preferred Shares The Preferred Shares shall be attached thereto, as a class, the following rights, privileges, restrictions and conditions: (a) Issuable in Series. The Board may issue the Preferred Shares at any time or from time to time in one or more series. (b) Board to Fix Terms of Each Series. Before the issuance of shares of any such series, the Board shall (i) fix the number of shares in such series, (ii) determine, subject to the provisions attaching to the Preferred Shares as a class, the designation of, and the rights, privileges, restrictions and conditions attaching to, the Preferred Shares of such series (including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the price and terms and conditions of any purchase for cancellation, retraction or redemption rights, voting rights (subject to section 8 hereof), any conversion or exchange rights and any sinking fund, or other provisions) and (iii) send to the Director under the Business Corporations Act (Ontario), as the same may be amended, re-enacted or replaced from time to time (the “Act”), articles of amendment in the prescribed form setting out such number, designation, rights, privileges, restrictions and conditions. (c) Ranking. The Preferred Shares of each series shall rank as to dividends (to the extent, if any, that cumulative dividends are provided for in the provisions attaching thereto as a series) and capital on a parity with the Preferred Shares of every other series. The Preferred Shares of each series shall rank as to dividends and capital senior to the Subordinate Voting Shares and the Multiple Voting Shares. (d) Rights on Dissolution. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Preferred Shares of each series shall be entitled to receive from the assets of the Corporation in respect of each such share held a sum equal to the amount in the stated capital account for such series divided by the number of shares in such series then outstanding, together with any accrued (in the case of cumulative dividends) or declared (in the case of non-cumulative dividends) and unpaid dividends thereon, before any amount shall be paid or any assets of the Corporation shall be distributed to the holders of Subordinate Voting Shares or Multiple Voting Shares. Upon the receipt of such sum by the holders of the Preferred Shares of each series, such holders shall not be entitled to share in the distribution of the remaining assets of the Corporation and their Preferred Shares shall be cancelled.

3A 8. Continued (C)“affiliate” means a subsidiary of Onex or a corporation controlled by the same person or company that controls Onex; (D) “control” means beneficial ownership of, or control or direction over, securities carrying more than 50% of the votes that may be cast to elect directors if those votes, if cast, could elect more than 50% of the directors; and (E) a person is deemed to beneficially own any security which is beneficially owned by a corporation controlled by such person. (d) Modification, Sub-division and Consolidation. Any modification to the provisions attaching to either the Subordinate Voting Shares or the Multiple Voting Shares shall require the separate affirmative vote of two-thirds of the votes cast by the holders of Subordinate Voting Shares and Multiple Voting Shares, respectively, voting as a separate class. The Corporation may not subdivide or consolidate the Subordinate Voting Shares or the Multiple Voting Shares without at the same time proportionately subdividing or consolidating the shares of the other class. (e) Rights on Dissolution. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of Preferred Shares, the holders of the Subordinate Voting Shares and Multiple Voting Shares then outstanding shall be entitled to receive the remaining property and assets of the Corporation rateably according to the number of shares of both class of shares held by each holder. 8.2 Preferred Shares The Preferred Shares shall be attached thereto, as a class, the following rights, privileges, restrictions and conditions: (a) Issuable in Series. The Board may issue the Preferred Shares at any time or from time to time in one or more series. (b) Board to Fix Terms of Each Series. Before the issuance of shares of any such series, the Board shall (i) fix the number of shares in such series, (ii) determine, subject to the provisions attaching to the Preferred Shares as a class, the designation of, and the rights, privileges, restrictions and conditions attaching to, the Preferred Shares of such series (including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the price and terms and conditions of any purchase for cancellation, retraction or redemption rights, voting rights (subject to section 8 hereof), any conversion or exchange rights and any sinking fund, or other provisions) and (iii) send to the Director under the Business Corporations Act (Ontario), as the same may be amended, re-enacted or replaced from time to time (the “Act”), articles of amendment in the prescribed form setting out such number, designation, rights, privileges, restrictions and conditions. (c) Ranking. The Preferred Shares of each series shall rank as to dividends (to the extent, if any, that cumulative dividends are provided for in the provisions attaching thereto as a series) and capital on a parity with the Preferred Shares of every other series. The Preferred Shares of each series shall rank as to dividends and capital senior to the Subordinate Voting Shares and the Multiple Voting Shares. (d) Rights on Dissolution. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Preferred Shares of each series shall be entitled to receive from the assets of the Corporation in respect of each such share held a sum equal to the amount in the stated capital account for such series divided by the number of shares in such series then outstanding, together with any accrued (in the case of cumulative dividends) or declared (in the case of non-cumulative dividends) and unpaid dividends thereon, before any amount shall be paid or any assets of the Corporation shall be distributed to the holders of Subordinate Voting Shares or Multiple Voting Shares. Upon the receipt of such sum by the holders of the Preferred Shares of each series, such holders shall not be entitled to share in the distribution of the remaining assets of the Corporation and their Preferred Shares shall be cancelled.

4 9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: L’émission, le transfert ou la propriété d’actions est/n’est pas restreint. Les restrictions, s’il y a lieu, sont les suivantes: The Corporation shall not create any class or series of shares, or issue any shares of any class or series (other than Subordinate Voting Shares) having the right to vote generally on all matters that may be submitted to a vote of shareholders (except matters for which applicable law requires the approval of holders of another class or series of shares voting separately as a class or series) without the separate affirmative vote of two-thirds of the votes cast by the holders of Subordinate Voting Shares and Multiple Voting Shares, respectively, voting as separate classes. 10. Other provisions (if any): Autres dispositions, s’il y a lieu: The board of directors of the Corporation may, without authorization of the shareholders of the Corporation, from time to time, in such amounts and on such terms as it deems expedient: (a) borrow money upon the credit of the Corporation; (b) issue, reissue, sell or pledge debt obligations of the Corporation; (c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and (d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired real and personal, movable and immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any obligation of the Corporation. The board of directors may from time to time by resolution delegate to a committee of directors or to one or more of the directors or officers of the Corporation all or any of the powers hereby conferred upon the board to such extent and in such manner as the board shall determine at the time of each such delegation. Nothing in this section shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

11. These restated articles of incorporation correctly set out the corresponding provisions of the articles of incorporation as amended and supersede the original articles of incorporation and all the amendments thereto. Les présents statuts mis á jour énoncent correctement les dispositions correspondantes des statuts constitutifs telles qu’elles sont modifiées et remplacent les statuts  constitutifs et les modifications qui y ont été apportées. These articles are signed in duplicate. Les présents statuts sont signés en double exemplaire. CELESTICA INC. (Name of Corporation) (Dénomination sociale de la société) By/Par Corporate Secretary (Signature) (Signature) (Description of Office) (Fonction)